EXHIBIT 99.1

T-Mobile Caps Best Year Ever in 2020 with Strong Q4 Results, Is the Only National Wireless Provider to Beat Expectations on BOTH Customer Growth and Profitability

Industry-Leading Customer Growth
•Total net additions of 1.7 million in Q4 2020, best in industry — 5.6 million in full-year 2020, best in industry and highest in four years
•Postpaid net additions of 1.6 million in Q4 2020, best in industry — 5.5 million in full-year 2020, best in industry and most in company history
•Postpaid phone net additions of 824 thousand in Q4 2020, best in industry — 2.2 million in full-year 2020, best in industry
Strong Financial Results
•Total revenues of $20.3 billion in Q4 2020 — $68.4 billion in full-year 2020
•Net income of $750 million in Q4 2020 — $3.1 billion in full-year 2020
•Adjusted EBITDA(1) of $6.7 billion in Q4 2020 — $24.6 billion in full-year 2020
•Net cash provided by operating activities of $3.5 billion in Q4 2020 — $8.6 billion in full-year 2020
•Free Cash Flow, excluding gross payments for the settlement of interest rate swaps(1) of $476 million in Q4 2020 — $3.0 billion in full-year 2020
Merger Synergies and Customer Migrations Ahead of Schedule
•Delivered $1.3 billion of synergies in full-year 2020, exceeding guidance
•25 percent of Sprint postpaid customer traffic has already been moved over to the T-Mobile network and more than 4 million customer network migrations have been completed
Largest 5G Network in America is Now the Fastest Too
•Extended Range 5G covers 280 million people across 1.6 million square miles, nearly 4x more than Verizon and nearly 2.5x more than AT&T
•Ultra Capacity 5G covers 106 million people, over 50x more than Verizon's 5G Ultra Wideband, and expect to cover 200 million people nationwide by the end of 2021
•Fastest 5G speeds based on recent data from Opensignal and umlaut (formerly P3)
Strong 2021 Outlook and Analyst Day Coming After Auction 107
•Expect growth in postpaid customers, Core Adjusted EBITDA(1), net cash provided by operating activities, and Free Cash Flow(1) in 2021
•Updated merger synergies, medium and long-term guidance, and a strategic overview of the business to be provided at Analyst Day following the expected end of the FCC quiet period for Auction 107

BELLEVUE, Wash. - February 4, 2021 - T-Mobile US, Inc. (NASDAQ: TMUS) reported fourth quarter and full-year 2020 results today, highlighted by industry-leading total net additions, postpaid net additions and postpaid phone net additions for both the fourth quarter and full-year 2020. The company also reported strong financial results that met or exceeded all guidance as it leverages a synergy-backed model to simultaneously deliver customer growth and profitability.

“These results show that we’re pulling way ahead of the pack on what matters - overall 5G network performance - and executing to stay ahead,” said Mike Sievert, CEO of T-Mobile. “And customers are noticing. 2020 was quite simply our best year yet, with our highest EVER total postpaid net additions of 5.5 million. Our team delivered - leading the industry on customer growth, while being the ONLY major player to grow profitability as well, with our synergy-backed business model. The best team, the best assets, the best 5G network. We’re positioned to create enormous value. I like the hand we’re holding!”
___________________________________________________________

(1)Adjusted EBITDA, Core Adjusted EBITDA and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent applicable, are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.

Industry-Leading Customer Growth
•Net customer additions were 1.7 million in Q4 2020, the 24th consecutive quarter of industry-leading performance in this category. Net customer additions were 5.6 million in full-year 2020, the best in the industry and highest in four years. The total customer count increased to a record-high of 102.1 million.
•Postpaid net customer additions were 1.6 million in Q4 2020, the 12th consecutive quarter of industry-leading performance in this category. Postpaid net customer additions were 5.5 million in full-year 2020, the best in the industry and the most in company history.
•Postpaid phone net customer additions were 824 thousand in Q4 2020, best in the industry and the 28th consecutive quarter of leading the national carriers, and 2.2 million in full-year 2020. Postpaid phone churn was 1.03% in Q4 2020 and 0.90% in full-year 2020.
•Postpaid other net customer additions were 794 thousand in Q4 2020, leading the industry for the 3rd consecutive quarter. Postpaid other net customer additions were 3.3 million in full-year 2020, best in the industry and the most in company history.
•Prepaid net customer additions were 84 thousand in Q4 2020, leading the national carriers, and 145 thousand in full-year 2020. Prepaid churn was 2.92% in Q4 2020 and 3.03% in full-year 2020.

The following table includes the impact of the Sprint merger on a prospective basis from the close date of April 1, 2020. Historical results have not been restated and reflect standalone T-Mobile.

	Quarter			Year Ended December 31,
(in thousands, except churn)	Q4 2020	Q3 2020	Q4 2019	2020	2019
Net customer additions	1,702	2,035	1,391	5,631	4,854
Postpaid net customer additions	1,618	1,979	1,314	5,486	4,515
Postpaid phone net customer additions	824	689	1,001	2,218	3,121
Postpaid other customer additions	794	1,290	313	3,268	1,394
Prepaid net customer additions	84	56	77	145	339
Total customers, end of period	102,064	100,362	67,894	102,064	67,894
Postpaid phone churn	1.03%	0.90%	1.01%	0.90%	0.89%
Prepaid churn	2.92%	2.86%	3.97%	3.03%	3.82%

Strong Financial Results
•Total revenues increased year-over-year to $20.3 billion in Q4 2020 and $68.4 billion in full-year 2020, and total service revenues increased year-over-year to $14.2 billion in Q4 2020 and $50.4 billion in full-year 2020, driven by the Sprint merger and continued customer growth.
•Net income was essentially flat year-over-year at $750 million in Q4 2020 and decreased year-over-year to $3.1 billion in full-year 2020, as expense increases as a result of the Sprint merger, including merger-related costs, were partially offset by higher revenues. Merger-related costs were $686 million before taxes in Q4 2020 and $1.9 billion before taxes in full-year 2020. Diluted earnings per share (EPS) decreased year-over-year to $0.60 in Q4 2020 and $2.65 in full-year 2020 due to lower net income and a higher number of outstanding shares as a result of the Sprint merger.
•Adjusted EBITDA increased year-over-year to $6.7 billion in Q4 2020 and $24.6 billion in full-year 2020, primarily due to the Sprint merger, including the related synergy capture, and continued customer growth.
•Net cash provided by operating activities increased year-over-year to $3.5 billion in Q4 2020 and $8.6 billion in full-year 2020. Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, decreased year-over-year to $476 million in Q4 2020 and $3.0 billion in full-year 2020, as higher cash purchases of property and equipment were partially offset by increased net cash provided by operating activities.
•Cash purchases of property and equipment including capitalized interest increased year-over-year to $3.8 billion in Q4 2020 and $11.0 billion in full-year 2020, primarily due to the continued 5G network build-out and network integration activities related to the Sprint merger.

The following table includes the impact of the Sprint merger on a prospective basis from the close date of April 1, 2020. Historical results have not been restated and reflect standalone T-Mobile.

(in millions, except EPS)	Quarter			Year Ended December 31,
	Q4 2020	Q3 2020	Q4 2019	2020	2019
Total service revenues	$14,180	$14,139	$8,850	$50,395	$34,500
Total revenues	20,341	19,272	11,878	68,397	44,998
Net income	750	1,253	751	3,064	3,468
EPS	0.60	1.00	0.87	2.65	4.02
Adjusted EBITDA	6,746	7,129	3,242	24,557	13,383
Net cash provided by operating activities	3,474	2,772	1,537	8,640	6,824
Cash purchases of property and equipment, including capitalized interest	3,807	3,217	1,157	11,034	6,391
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	476	352	1,398	3,001	4,319

Merger Synergies and Customer Migrations Ahead of Schedule
T-Mobile remains highly confident in its ability to deliver the Sprint merger synergies and achieve the annualized savings from a combination of expense reductions and cost avoidance. The company delivered $1.3 billion of synergies in full-year 2020, exceeding its guidance from last quarter:
•Approximately $700 million of network synergies with about two thirds coming from avoided new site builds and the remainder from early site decommissioning.
•More than $600 million of sales, marketing, and administrative synergies primarily from accelerated rationalization of retail stores, marketing consolidation and organizational redesign.

The network team is quickly adding 5G and LTE capacity to the T-Mobile network. Customer network migrations began in the fourth quarter and more than 4 million have been completed, moving the company one step closer to full decommissioning and shut down of the Sprint network. Additionally, 25 percent of Sprint postpaid customer traffic has already been moved to the T-Mobile network, inclusive of customer network migrations and Sprint customers with compatible devices that can roam on the T-Mobile network.

Largest 5G Network in America is Now the Fastest Too
T-Mobile is America’s network leader, delivering the fastest 5G speeds in more places. With the first and largest nationwide 5G network, T-Mobile’s Extended Range 5G covers 280 million people across 1.6 million square miles – offering nearly 4x more geographic coverage than Verizon and nearly 2.5x more than AT&T.

With Sprint now part of T-Mobile, the Un-carrier is widening its lead, using dedicated spectrum to bring customers download speeds of around 300 Mbps and peak speeds up to 1 Gbps on compatible 5G devices. T-Mobile is upgrading cell sites with high-performance Ultra Capacity 5G to cover not just parts of some cities, but entire metropolitan areas. The Un-carrier's Ultra Capacity 5G already reaches 2,400 cities and towns and covers 106 million people, over 50x more than Verizon covers with Ultra Wideband, and is expected to reach 200 million people nationwide by the end of 2021.

New independent data from Opensignal, based on customer usage from billions of device measurements, shows T-Mobile customers now get the fastest 5G download speeds, fastest 5G upload speeds, and a 5G signal more often than anyone else. Additionally, extensive mobile testing from research firm umlaut (formerly P3) across multiple major markets including Chicago, Houston, New York City and Washington DC also shows T-Mobile leading in 5G speeds.

Strong 2021 Outlook and Analyst Day Coming After Auction 107
•Postpaid net customer additions are expected to be between 4.0 million and 4.7 million.
•Core Adjusted EBITDA, which is Adjusted EBITDA less lease revenues, is expected to be in the range of $22.6 billion to $23.1 billion, with Adjusted EBITDA of $26.5 billion to $27.0 billion and lease revenues of $3.8 billion to $4.0 billion.
•Cash purchases of property and equipment, including capitalized interest are expected to be between $11.7 billion and $12.0 billion.

•Merger-related costs are expected to be $2.5 billion to $3.0 billion before taxes. These costs are excluded from Core Adjusted EBITDA and Adjusted EBITDA but will impact Net income and cash flows.
•Net cash provided by operating activities, including payments for Merger-related costs, is expected to be in the range of $13.0 billion to $13.5 billion.
•Free Cash Flow, including payments for Merger-related costs, is expected to be in the range of $4.9 billion to $5.4 billion. Free Cash Flow guidance does not assume any material net cash inflows from securitization.

	FY 2021 Guidance
Postpaid net customer additions	4.0	4.7
Net income (1)	N/A	N/A
Core Adjusted EBITDA (2)	$22,600	$23,100
Adjusted EBITDA	$26,500	$27,000
Lease revenues	$3,800	$4,000
Capital expenditures (3)	$11,700	$12,000
Merger-related costs (4)	$2,500	$3,000
Net cash provided by operating activities	$13,000	$13,500
Free Cash Flow (5)	$4,900	$5,400
(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Core Adjusted EBITDA and Adjusted EBITDA should not be used to predict Net income as the difference between these measures and Net income is variable.
(2)We will provide guidance for Core Adjusted EBITDA beginning with fiscal year 2021. Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance range is calculated using the midpoint of the guidance range for lease revenues of $3.9 billion.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(4)Merger-related costs are excluded from Core Adjusted EBITDA and Adjusted EBITDA but will impact Net income and cash flows.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

T-Mobile continues to plan on hosting a live webcast of its Analyst Day presentation following the expected end of the FCC quiet period for Auction 107. The presentation will include updated merger synergies, medium and long-term guidance, a strategic overview of the business and other updates from members of T-Mobile’s senior leadership team. More details related to the exact date and accessing the event will be shared at a later time.

Financial Results
For more details on T-Mobile’s Q4 2020 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at http://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Thursday, February 4, 2021 at 4:30 p.m. (ET)

Access via Phone (audio only)
Please plan on accessing the call 10 minutes prior to the scheduled start time.
•US/Canada: 866-575-6534
•International: +1 786-460-7205
•Participant Passcode: 1183288

Access via Webcast
The earnings call will be broadcast live via our Investor Relations website at http://investor.t-mobile.com. A replay of the earnings call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or +1-719-457-0820 (international). The passcode required to listen to the replay is 1183288.

Submit Questions via Twitter
Send a tweet to @TMobileIR or @MikeSievert using $TMUS

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @MikeSievert Twitter (https://twitter.com/MikeSievert) account, which Mr. Sievert also uses as a means for personal communications and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the failure to realize the expected benefits and synergies of the merger with Sprint Corporation (“Sprint”), pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”), and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes, in part or at all; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the coronavirus disease 2019 (“COVID-19”) pandemic, and the impact that any of the foregoing may have on us and our customers and other stakeholders; costs of or difficulties in integrating Sprint’s network and operations into our network and operations, including intellectual property and communications systems, administrative and information technology infrastructure and accounting, financial reporting and internal control systems; changes in key customers, suppliers, employees or other business relationships as a result of the consummation of the Transactions; the risk that our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective; the risk of future material weaknesses resulting from the differences between T-Mobile’s and Sprint’s internal controls environments as we work to integrate and align policies and practices; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions including the acquisition of Sprint’s prepaid wireless business by DISH Network Corporation (“DISH”) (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Telecommunications Company and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, DT, Sprint, SoftBank and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the FCC, which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to those we have made to certain states and nongovernmental organizations; the ongoing commercial and transition services arrangements that we entered into with DISH in connection with such Prepaid Transaction, which we completed on July 1, 2020; the assumption of significant liabilities, including the liabilities of Sprint in connection with, and significant costs, including financing costs, related to the Transactions; our ability to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents; competition, industry consolidation and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers; the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments or acquisitions in the technology, media and telecommunications industry; breaches of our and/or our third-party vendors' networks, information technology and data security, resulting in unauthorized access to customer confidential information; the inability to implement and maintain effective cybersecurity measures over critical business systems; challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades; the impact on our networks and business from major system and network failures; difficulties in managing growth in wireless data services, including network quality; material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance; the timing, scope and financial impact of our deployment of advanced network and business technologies; the occurrence of high fraud rates related to device financing, customer credit cards, dealers, subscriptions or account take over fraud; our inability to retain and hire key personnel; any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws; unfavorable outcomes of existing or future litigation or regulatory actions, including litigation or regulatory actions related to the Transactions; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions; the possibility that we may be unable to renew our spectrum leases on attractive terms or acquire new spectrum licenses or leases at reasonable costs and terms; any disruption or failure of third parties (including key suppliers) to provide products or services; material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact; changes in accounting assumptions that regulatory agencies, including the U.S. Securities and Exchange Commission, may require, which could result in an impact on earnings; and interests of our significant stockholders that may differ from the interests of other stockholders. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Core Adjusted EBITDA and Adjusted EBITDA should not be used to predict Net income as the difference between those measures and Net income is variable.

The following table includes the impact of the Sprint merger on a prospective basis from the close date of April 1, 2020. Historical results have not been restated and reflect standalone T-Mobile.

Adjusted EBITDA is reconciled to Net income as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2019	2020
Net income	$908	$939	$870	$751	$951	$110	$1,253	$750	$3,468	$3,064
Adjustments:
Income from discontinued operations, net of tax	—	—	—	—	—	(320)	—	—	—	(320)
Income from continuing operations	908	939	870	751	951	(210)	1,253	750	3,468	2,744
Interest expense	179	182	184	182	185	776	765	757	727	2,483
Interest expense to affiliates	109	101	100	98	99	63	44	41	408	247
Interest income	(8)	(4)	(5)	(7)	(12)	(6)	(3)	(8)	(24)	(29)
Other expense, net	(7)	22	(3)	(4)	10	195	99	101	8	405
Income tax expense	295	301	325	214	306	2	407	71	1,135	786
Operating income	1,476	1,541	1,471	1,234	1,539	820	2,565	1,712	5,722	6,636
Depreciation and amortization	1,600	1,585	1,655	1,776	1,718	4,064	4,150	4,219	6,616	14,151
Operating income from discontinued operations (1)	—	—	—	—	—	432	—	—	—	432
Stock-based compensation (2)	93	111	108	111	123	139	125	129	423	516
Merger-related costs	113	222	159	126	143	798	288	686	620	1,915
COVID-19-related costs (3)	—	—	—	—	117	341	—	—	—	458
Impairment expense	—	—	—	—	—	418	—	—	—	418
Other, net (4)	2	2	3	(5)	25	5	1	—	2	31
Adjusted EBITDA	$3,284	$3,461	$3,396	$3,242	$3,665	$7,017	$7,129	$6,746	$13,383	$24,557
(1)Following the Prepaid Transaction, starting on July 1, 2020, we provide MVNO services to DISH. We have included the operating income from discontinued operations, for periods prior to the Prepaid Transaction, in our determination of Adjusted EBITDA to reflect EBITDA contributions of the Prepaid Business that has been replaced by the MVNO Agreement beginning on July 1, 2020 in order to enable management, analysts and investors to better assess ongoing operating performance and trends.
(2)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs.
(3)Supplemental employee payroll, third-party commissions and cleaning-related COVID-19 costs were not significant for Q3 and Q4 2020.
(4)Other, net may not agree to the Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded in Adjusted EBITDA.
Adjusted EBITDA - Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, non-cash Stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as Merger-related costs, COVID-19-related costs and Impairment expense. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, Merger-related costs including network decommissioning costs, incremental costs directly attributable to COVID-19 and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Free Cash Flow and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are calculated as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2019	2020
Net cash provided by operating activities	$1,392	$2,147	$1,748	$1,537	$1,617	$777	$2,772	$3,474	$6,824	$8,640
Cash purchases of property and equipment	(1,931)	(1,789)	(1,514)	(1,157)	(1,753)	(2,257)	(3,217)	(3,807)	(6,391)	(11,034)
Proceeds related to beneficial interests in securitization transactions	1,157	839	900	980	868	602	855	809	3,876	3,134
Proceeds from sales of tower sites	—	—	—	38	—	—	—	—	38	—
Cash payments for debt prepayment or debt extinguishment costs	—	(28)	—	—	—	(24)	(58)	—	(28)	(82)
Free Cash Flow	618	1,169	1,134	1,398	732	(902)	352	476	4,319	658
Gross cash paid for the settlement of interest rate swaps	—	—	—	—	—	2,343	—	—	—	2,343
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	$618	$1,169	$1,134	$1,398	$732	$1,441	$352	$476	$4,319	$3,001
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment of debt extinguishment costs. Free Cash Flow and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business.

Our current guidance range for Free Cash Flow is calculated as follows:

	FY 2021
(in millions)	Current Guidance Range
Net cash provided by operating activities	$13,000	$13,500
Cash purchases of property and equipment	(11,700)	(12,000)
Proceeds related to beneficial interests in securitization transactions (1)	3,700	3,900
Cash payments for debt prepayment or debt extinguishment costs	(100)	—
Free Cash Flow	$4,900	$5,400
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

T-Mobile US, Inc.
Calculation of Operating Measures
(Unaudited)

The following table illustrates the calculation of our operating measures ARPA and ARPU from the related service revenues:

(in millions, except average number of accounts and customers, ARPA and ARPU)	Quarter								Year Ended December 31,
	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2019	2020
Calculation of Postpaid ARPA
Postpaid service revenues	$5,493	$5,613	$5,746	$5,821	$5,887	$9,959	$10,209	$10,251	$22,673	$36,306
Divided by: Average number of postpaid accounts (in thousands) and number of months in period	14,108	14,354	14,602	14,881	15,155	25,424	25,582	25,677	14,486	22,959
Postpaid ARPA	$129.77	$130.36	$131.15	$130.39	$129.47	$130.57	$133.03	$133.08	$130.43	$131.78
Calculation of Postpaid Phone ARPU
Postpaid service revenues	$5,493	$5,613	$5,746	$5,821	$5,887	$9,959	$10,209	$10,251	$22,673	$36,306
Less: Postpaid other revenues	(310)	(326)	(346)	(362)	(310)	(618)	(677)	(762)	(1,344)	(2,367)
Postpaid phone service revenues	5,183	5,287	5,400	5,459	5,577	9,341	9,532	9,489	21,329	33,939
Divided by: Average number of postpaid phone customers (in thousands) and number of months in period	37,504	38,226	38,944	39,736	40,585	64,889	65,437	66,084	38,602	59,249
Postpaid phone ARPU	$46.07	$46.10	$46.22	$45.79	$45.80	$47.99	$48.55	$47.86	$46.04	$47.74
Calculation of Prepaid ARPU
Prepaid service revenues	$2,386	$2,379	$2,385	$2,393	$2,373	$2,311	$2,383	$2,354	$9,543	$9,421
Divided by: Average number of prepaid customers (in thousands) and number of months in period	21,122	21,169	20,837	20,691	20,759	20,380	20,632	20,605	20,955	20,594
Prepaid ARPU	$37.65	$37.46	$38.16	$38.54	$38.11	$37.80	$38.49	$38.08	$37.95	$38.12
Postpaid Average Revenue Per Account (ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly Service revenues earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.